EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-97900, 333-20191, 333-51143, 333-46588, 333-81242, and 333-119329 on Form S-8 of our report dated November 4, 2005, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of Washington Federal, Inc. for the year ended September 30, 2005.

/s/ Deloitte & Touche LLP

Seattle, Washington

June 29, 2006